Exhibit 10.25

AMENDMENT TO THE

SEMPRA ENERGY DEFERRED COMPENSATION

AND EXCESS SAVINGS PLAN

This Amendment (this “Amendment”) to the Sempra Energy Deferred Compensation and Excess Savings Plan, as amended (the “Plan”), was adopted by Sempra Energy, a California corporation (the “Company”), on December 11, 2008.

RECITALS

A.

The Compensation Committee of the Board of Directors of the Company deemed it advisable to amend the Plan, effective as of the date hereof in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

B.

Pursuant to Section 9.4 of the Plan, the Compensation Committee of the Board of Directors of the Company has the authority to amend the Plan, subject to certain limitations.

AMENDMENT

1.

Effective as of the date hereof, the Plan is hereby amended to add the following new Section 9.19:

“9.19.

Appendices.

The Committee may approve such supplements to, or amendments, or appendices to, the Plan as it may consider necessary or appropriate for purposes of compliance with applicable laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan.”

2.

Effective as of the date hereof, the Plan is hereby amended to add a new appendix in the form attached hereto as Exhibit A.

3.

Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.

4.

Except as otherwise expressly set forth in this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

I hereby certify that this Amendment was duly adopted by the Compensation Committee of the Board of Directors of Sempra Energy on December 11, 2008.

Executed this 11th day of December, 2008.

SEMPRA ENERGY,

a California corporation

G. Joyce Rowland

Sr. Vice President, Human Resources

Exhibit A

APPENDIX
TO THE
SEMPRA ENERGY DEFERRED COMPENSATION
AND EXCESS SAVINGS PLAN

Internal Revenue Section 409A Compliance

Notwithstanding anything to the contrary contained in the Sempra Energy Deferred Compensation and Excess Savings Plan, the provisions set forth in this Appendix shall apply to all “Section 409A Deferred Compensation” (as defined below).

The purpose of this Appendix is to set forth provisions necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended.  If any of the provisions contained in this Appendix are inconsistent with such requirements, such provisions shall be deemed null and void.  The invalidity of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix, which shall remain in full force and effect.  This Appendix, together with the Plan, as amended from time to time, shall constitute the Plan in its entirety.

References to Articles and Sections set forth in this Appendix are to those Articles and Sections of the Plan.

ARTICLE I.

DEFINITIONS

1.1

Definitions.

Whenever the following words and phrases are used in this Appendix, with the first letter capitalized, they shall have the meanings specified below or, if not defined herein, the Plan.

(a)

“Excess Moody’s Earnings” shall mean an amount equal to:

(1)

the hypothetical earnings credited to a Participant’s Deferral Account on or after January 1, 2009 pursuant to Section 5.1(b) using a hypothetical rate of investment return equal to the Moody’s Plus Rate, less the hypothetical earnings that would have been credited to such Participant’s Deferral Account on or after January 1, 2009 pursuant to Section 5.1(b) using a hypothetical rate of investment return equal to the Moody’s Rate in lieu of the Moody’s Plus Rate (the “Original Excess Moody’s Earnings”); plus

(2)

all hypothetical earnings credited or debited to a Participant’s Deferral Account, 401(k) Excess Account and/or Company Matching Account on or after January 1, 2009 pursuant to Section 5.1(b) with respect to the Original Excess Moody’s Earnings.

(b)

“Excess Prior Rate Earnings” shall mean an amount equal to:

(1)

the hypothetical earnings credited to a Participant’s Transferred Account on or after January 1, 2009 pursuant to Section 5.1(b) using a hypothetical rate of investment return equal to the Prior Rate, less the hypothetical earnings that would have been credited to such Participant’s Transferred Account on or after January 1, 2009 pursuant to Section 5.1(b) using a hypothetical rate of investment return equal to the Moody’s Rate in lieu of the Prior Rate (the “Original Excess Prior Rate Earnings”); plus

(2)

all hypothetical earnings credited or debited to a Participant’s Deferral Account, 401(k) Excess Account, Company Matching Account and/or Transferred Account on or after January 1, 2009 pursuant to Section 5.1(b) with respect to the Original Excess Prior Rate Earnings.

(c)

“Moody’s Rate”, for any given calendar year, shall mean the average of the daily Moody’s Corporate Bond Yield Average – Monthly Average Corporates for the month of June in the preceding year.

(d)

“Section 409A Deferred Compensation” shall mean a Participant’s Excess Moody’s Earnings and Excess Prior Rate Earnings.

(e)

“Section 409A Deferred Compensation Payment Date” shall mean the date chosen by the Company, in its discretion, during the 30 day period commencing with the first day of the first calendar month that begins at least 30 days after the date of Participant’s Separation from Service.

(f)

“Separation from Service” shall mean a Participant’s “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), with respect to the Service Recipient.

(g)

“Service Provider” shall mean a Participant or any other “service provider,” as defined in Treasury Regulation Section 1.409A-1(f), with respect to the Service Recipient.

(h)

“Service Recipient”, with respect to a Participant, shall mean Sempra Energy (if the Participant is employed by Sempra Energy or is a Director), or the subsidiary of Sempra Energy employing the Participant, whichever is applicable, and all persons considered part of the “service recipient,” as defined in Treasury Regulation Section 1.409A-1(g), as determined from time to time.  As provided in Treasury Regulation Section 1.409A-1(g), the “Service Recipient” shall mean the person for whom the services are performed and with respect to whom the legally binding right to compensation arises, and all persons with whom such person would be considered a single employer under Code Section 414(b) or 414(c).

(i)

“Specified Employee” means a Service Provider who, as of the date of the Service Provider’s Separation from Service is a “Key Employee” of the Service Recipient any stock of which is publicly traded on an established securities market or otherwise.  For purposes of this definition, a Service Provider is a “Key Employee” if the Service Provider meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the Testing Year.  If a Service Provider is a “Key Employee” (as defined above) as of a Specified Employee Identification Date, the Service Provider shall be treated as “Key Employee” for the entire twelve (12) month period beginning on the Specified Employee Effective Date.  For purposes of this definition, a Service Provider’s compensation for a Testing Year shall mean such Service Provider’s compensation, as determined under Treasury Regulation Section 1.415(c)-2(a) (and applied as if the Service Recipient were not using any safe harbor provided in Treasury Regulation Section 1.415(c)-2(d), were not using any of the elective special timing rules provided in Treasury Regulation Section 1.415(c)-2(e), and were not using any of the elective special rules provided in Treasury Regulation Section 1.415(c)-2(g)), from the Service Recipient for such Testing Year.  The “Specified Employees” shall be determined in accordance with Code Section 409A(a)(2)(B)(i) and Treasury Regulation Section 1.409A-1(i).

(j)

“Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date.  The Specified Employee Effective Date may be changed by Sempra Energy, in its discretion, in accordance with Treasury Regulation Section 1.409A-1(i)(4).

(k)

“Specified Employee Identification Date”, for purposes of Treasury Regulation Section 1.409A-1(i)(3), shall mean December 31.  The “Specified Employee Identification Date” shall apply to all “nonqualified deferred compensation plans” (as defined in Treasury Regulation Section 1.409A-1(a)) of the Service Recipient and all affected Service Providers.  The “Specified Employee Identification Date” may be changed by Sempra Energy, in its discretion, in accordance with Treasury Regulation Section 1.409A-1(i)(3).

(l)

“Testing Year” shall mean the twelve (12) month period ending on the Specified Employee Identification Date, as determined from time to time.

ARTICLE II.

SECTION 409A DEFERRED COMPENSATION; DISTRIBUTIONS

2.1

Section 409A Deferred Compensation Subaccounts.  The Committee shall establish and maintain a separate subaccount under each Participant’s Deferral Account, 401(k) Excess Account, Company Matching Account and/or Transferred Account for purposes of determining the portion of such account comprised of Excess Moody’s Earnings and Excess Prior Rate Earnings.

2.2

Distribution of Section 409A Deferred Compensation – Accounts Not in Pay Status.  Notwithstanding anything to the contrary in Article VII or any existing deferral election, in the case of a Participant with a Deferral Account, 401(k) Excess Account, Company Matching Account and/or Transferred Account who has not had a Separation from Service, such Participant’s Section 409A Deferred Compensation shall be paid commencing on the Section 409A Deferred Compensation Payment Date in accordance with the distribution schedule set forth next to his or her name in the table below; provided, however, the distribution of all or a portion of a Participant’s Section 409A Deferred Compensation otherwise payable upon the Separation from Service of a Participant who is a Specified Employee (determined as of the date of Separation from Service), shall not be made before the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Code Section 409A(a)(2)(B)(i) and the Treasury Regulations thereunder, and such payments shall instead be made during the 30-day period following such date.

Participant’s Name	Distribution Schedule

2.3

Distribution of Section 409A Deferred Compensation – Accounts in Pay Status.  Notwithstanding anything to the contrary in Article VII or any existing deferral election, in the case of a Participant with a Transferred Account who has had a Separation from Service, such Participant’s Section 409A Deferred Compensation shall continue to be paid in accordance with the distribution schedule set forth next to his or her name in the table below.

Participant’s Name	Distribution Schedule	Separation from Service Date

2.4

Distribution of Section 409A Deferred Compensation – Other Participants.  Notwithstanding anything to the contrary in Article VII or any existing deferral election, in the case of a Participant (other than a Participant identified in Section 2.2 or 2.3) with a Deferral Account, 401(k) Excess Account, Company Matching Account and/or Transferred Account who has not had a Separation from Service, such Participant’s Section 409A Deferred Compensation in such Accounts shall be paid commencing on the Section 409A Deferred Compensation Payment Date in accordance with the distribution schedule determined pursuant to Section 7.1(a) of the Plan based on the Participant’s deferral election in effect on December 31, 2008; provided, however, that the references to Participant’s “Termination” or “Retirement” shall instead be deemed to be references to Participant’s  “Separation from Service (as defined in the Appendix)”.  Notwithstanding the foregoing, the distribution of all or a portion of a Participant’s Section 409A Deferred Compensation otherwise payable upon the Separation from Service of a Participant who is a Specified Employee (determined as of the date of Separation from Service), shall not be made before the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Code Section 409A(a)(2)(B)(i) and the Treasury Regulations thereunder, and such payments shall instead be made during the 30-day period following such date.

2.5

Distribution at Death.  In the event a Participant dies, whether before or after he has begun receiving distributions of Section 409A Deferred Compensation, his Section 409A Deferred Compensation shall be paid to his Beneficiary in the same manner elected by the Participant.

2.6

Calculating Installments.  In the event that a Participant elects to have all or any portion of his Section 409A Deferred Compensation distributed in a series of installments, the amount of each installment shall be determined in accordance with Section 7.1(a)(6).

2.7

Small Accounts.  Notwithstanding anything to the contrary in the Plan, in no event shall all or any portion of a Participant’s Section 409A Deferred Compensation be distributable pursuant to Section 7.1(a)(3), except as permitted in accordance with Treasury Regulation Section 1.409A-3(j)(4)(v).

2.8

Inapplicability of Certain Provisions to Section 409A Deferred Compensation.  Except as expressly provided in Section 2.7 of this Appendix, in no event shall the provisions of Section 7.1(a)(3) (Small Accounts), Section 7.1(b) (Distribution on a Scheduled Withdrawal Date), Section 7.1(c) (Distribution upon Death), Section 7.2 (Early Distributions), Section 7.3 (Hardship Distribution), Section 7.4(a) (Effect of a Change in Control) or Section 9.9 (Compliance with Code Section 162(m)) be applicable with respect to a Participant’s Section 409A Deferred Compensation.

ARTICLE III.

CODE SECTION 409A

With respect to the Section 409A Deferred Compensation, the Plan and this Appendix shall be interpreted, construed and administered in a manner that satisfies the requirements of Code Sections 409A(a)(2), (3) and (4) and the Treasury Regulations thereunder (subject to the transitional relief under Internal Revenue Service Notice 2005-1 and other applicable authority issued by the Internal Revenue Service).

As required by Internal Revenue Notice 2007-86, notwithstanding any provision to the contrary in this Appendix (including, without limitation, any provision in Article II), nothing contained herein shall cause an amount to be paid in 2009 or later that would otherwise be payable in 2008 pursuant to the terms of the Plan, as in effect prior to the adoption of this Appendix, and nothing herein shall cause an amount to be paid in 2008 that would not otherwise be payable in 2008 pursuant to the terms of the Plan, as in effect prior to the adoption of this Appendix.